EXHIBIT 2.3
                          MBSI's Final Decree Statement
                          -----------------------------

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                                                  UNITED STATES BANKRUPTCY COURT
                                                    SOUTHERN DISTRICT OF TEXAS
                                                               FILED
                                                            JAN 21 1998
                                                     MICHAEL N. MILBY, CLERK


                         UNITED STATES BANKRUPTCY COURT
                         SOUTHERN                 TEXAS

                     ____________ DISTRICT OF _____________



In re  MICRO BUSINESS SOLUTIONS INC.
       A NEVADA CORPORATION                  Bankruptcy Case No.  93-46428-H2-11

DEBTOR*
Social  Security  No.   :
Employer  Tax  I.D.  No.:  76 - 0282289

                                  FINAL DECREE

The  estate  of  (lie  above  named  debtor  has  been  fully  administered.

     [  ]  The  deposit  required  by  the  plan  has  been  distributed.

IT  IS  ORDERED  THAT:

     [  ]  ______________________________________________________________
                              (name  of  trustee)
           is discharged as trustee of the estate of the above-named debtor and the bond is cancelled;

     [XX]  the  chapter  11  case  of  the  above  named  debtor is closed; and
                         --
     [  ]  [other  provisions  as  needed]

January  16,  1998                                   Wesley  Steen
------------------                            -----------------------------
      Date                                          Bankruptcy  Judge

*Set forth all names. including trade names, used by the debtor within the last 6 years. (Bankruptcy Rule 1005). For joint debtors set forth both social security numbers.

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